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                                                                  Exhibit 23.1





The Board of Directors
BB&T Financial Corporation


We consent to the use of our report dated January 19, 1994 included in BB&T Financial Corporation's Form 10-K for the year ended December 31, 1993 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of L.S.B. Bancshares, Inc. of South Carolina.




                                               KPMG Peat Marwick


Raleigh, North Carolina
April 29, 1994